Exhibit 99.1

Contact:
Laura Ruiz Danielle Paquette	804.788.6005 804.788.6045

Albemarle Announces Second-Quarter 2005 Results

•	Net Income, excluding special items, increased 50 percent over second-quarter 2004, resulting in 60 cents per share for the current quarter

•	Net Sales for the quarter were $503 million, up 54 percent over second-quarter 2004

RICHMOND, Va., July 20 — Albemarle Corporation (NYSE: ALB) reported second-quarter 2005 net income, excluding special items, of $29 million, or 60 cents per share, up 50 percent from second-quarter 2004, due to strong performance in each of the Company’s three business segments. The Company reported net sales of $502.8 million, an increase of $176 million compared to 2004, due in large part to the refinery catalysts business acquisition and significant pricing improvement across each segment.

Net income, including special items, for second-quarter 2005 was $32.1 million, or 67 cents per share, which was up 54 percent from 2004. Second quarter 2005 special items are related to a change in the Company’s post-retirement health care benefits plans, resulting in an after-tax gain of $3.6 million, or seven cents per share, partially offset by an after-tax charge of $0.5 million, or one cent per share, as provision for future potential settlement of legal claims. In the comparable period last year, net income was $20.8 million, or 49 cents per share, which included after-tax realized foreign exchange hedging gains of $1.8 million, associated with the July 2004 acquisition of the Akzo Nobel refinery catalysts business, offset in part, by an after-tax $0.4 million charge related to the Pasadena plant facility.

Six-months’ 2005 net income, excluding special items, was $54.2 million, or $1.14 per share, compared to $35.8 million, or 85 cents per share, in 2004. Special items in first-half 2005 related to the $3.6 million after-tax retiree benefits plan change and $0.5 million legal provision mentioned above, in addition to a $0.9 million write-off of deferred financing costs associated with the refinery catalysts business acquisition. Six-months 2004 results included after-tax charges of $3.2 million in special items related to the closure of the zeolite business, offset by $1.8 million after taxes of realized foreign exchange hedging gains associated with the refinery catalysts business acquisition.

Average common shares used to compute second-quarter and six-months 2005 earnings per share were 47,971,000 and 47,428,000, up from 42,282,000 and 42,241,000 respectively for the corresponding periods in 2004, due mainly to the Company’s January 2005 public offering of 4,573,000 shares of common stock.

Selected data related to net income, special items and related per share amounts for the second-quarters and six-months ended June 30, 2005 and 2004 are shown in the Additional Information section below, as well as a reconciliation of net income excluding special items.

Quarterly Segment Results

Polymer Additives segment net sales were $204.4 million, up $24.4 million versus 2004. Polymer Additives operating profit, including joint ventures (segment income), improved 30 percent to $29.4 million, driven by strong performance in brominated flame retardants and overall gains in pricing. These results represent record sales and profit performance for the segment.

Catalysts segment net sales were $147.3 million, up $122.9 million versus second-quarter 2004, due mainly to the addition of the refinery catalysts business and strong sales of hydroprocessing catalysts. Catalysts segment income for second-quarter 2005 amounted to $24.3 million, up $21.7 million from last year, driven by hydroprocessing catalyst shipments and solid contribution from joint ventures.

Fine Chemicals segment net sales were $151.0 million, up $28.7 million versus last year, driven by improved pricing and demand in bromine and derivatives and improved product mix in Fine Chemistry Services. Fine Chemicals segment income was $14.9 million, up $3.4 million compared to second-quarter 2004. In addition to higher bromine and derivative prices and contribution from the new product pipeline, the Company’s Jordan bromine joint venture continued to contribute positive earnings.

During the quarter, interest and financing expenses increased $8.8 million versus 2004 as a result of additional debt incurred to finance the refinery catalysts business acquisition. The corporate effective income tax rate for second-quarter 2005 amounted to 30.3 percent, up from second-quarter 2004 due largely to geographical income mix.

Commentary

Commenting on second-quarter 2005 results, Mark C. Rohr, President and CEO of Albemarle Corporation said, “We are pleased with our strong results this quarter. The Catalysts Segment continues to perform above our expectations, driven by strong demand for hydroprocessing catalysts, excellent pricing momentum and cost synergies. We believe that our Fine Chemicals turnaround plan is on-track and we are realizing the benefits of our strong bromine chemicals position. We now have approximately 100 new products in our pharmaceutical-related pipeline with an additional 50 non-pharmaceutical products. We are especially pleased with the performance of a number of our newly introduced flame retardants and additives. Polymer Additives profitability has improved as our pricing initiatives more than offset the underlying raw material and energy inflation, resulting in record quarter performance.”

“Across the Company we continue to contain costs and drive pricing to ensure we are delivering the margins necessary to support further investment in our businesses. We have recently announced significant expansion plans in hydroprocessing catalysts and flame retardants and announced plans to increase our manufacturing and technical presence in China to support the growth of our customers. Strong performance from joint ventures continues to be an important contribution to increased income in each segment.”

Earnings Call

The Company’s performance for the second quarter ended June 30, 2005 will be discussed on a conference call at 11:00 AM Eastern Daylight Time on July 20, 2005, which can be accessed through Albemarle’s website under Investor Information at www.albemarle.com.

Albemarle Corporation, headquartered in Richmond, Virginia, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics; petroleum and petrochemical processing; transportation and industrial products; pharmaceuticals; agricultural products; construction and packaging materials. The Company operates in three business segments, Polymer Additives, Catalysts and Fine Chemicals, and serves customers in approximately 100 countries.

Forward-Looking Statement

Some of the information presented in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations as reflected are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ from expectations include, without limitation: the inability to pass through increases in costs and expenses for raw materials and energy; competition from other manufacturers; changes in demand for our products; the gain or loss of significant customers; fluctuations in foreign currencies; increased government regulation of our operations or our products; and the integration of the Akzo Nobel refinery catalysts business or future acquisitions into our operations. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report Form 10-K for the period ended December 31, 2004.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In Thousands of Dollars, Except Share and Per-Share Amounts) (Unaudited)

	Second Quarter Ended June 30,
	2005		2004
Net sales	$502,754		$326,759
Cost of goods sold	397,587	(b)	260,331	(b)

Gross profit	105,167		66,428
Selling, general and administrative expenses	53,669		32,649
Research and development expenses	10,342		5,088
Special items	(4,868	)(c)	550	(d)

Operating profit	46,024		28,141
Interest and financing expenses	(10,135)		(1,359)
Equity in net income of unconsolidated investments	11,067		681
Other (expenses) income, net including minority interest	(950)		2,021	(f)

Income before income taxes	46,006		29,484
Income taxes	13,948		8,716

Net income	$32,058		$20,768

Basic earnings per share:
Net income	$0.69		$0.50

Shares used to compute basic earnings per share	46,581		41,538

Diluted earnings per share:
Net income	$0.67		$0.49

Shares used to compute diluted earnings per share	47,971		42,282

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In Thousands of Dollars, Except Share and Per-Share Amounts) (Unaudited)

	Six Months Ended June 30,
	2005		2004
Net sales	$1,012,719		$648,768
Cost of goods sold	800,230	(b)	521,556	(b)

Gross profit	212,489		127,212
Selling, general and administrative expenses	110,695		63,003
Research and development expenses	21,322		9,667
Special items	(4,868	)(c)	5,057	(d)

Operating profit	85,340		49,485
Interest and financing expenses	(20,388	)(e)	(2,918)
Equity in net income of unconsolidated investments	18,459		668
Other (expenses) income, net including minority interest	(1,946)		951	(f)

Income before income taxes	81,465		48,186
Income taxes	25,088		13,811

Net income	$56,377		$34,375

Basic earnings per share:
Net income	$1.22		$0.83

Shares used to compute basic earnings per share	46,059		41,451

Diluted earnings per share:
Net income	$1.19		$0.81

Shares used to compute diluted earnings per share	47,428		42,241

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation

Consolidated Summary of Segment Results (a)

(In Thousands of Dollars) (Unaudited)

Second Quarter Ended June 30, 2005	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$204,435	$147,304	$151,015	—	$502,754

Operating profit (b, c)	$26,582	$18,649	$12,197	$(11,404)	$46,024
Equity in net income (losses) of unconsolidated investments	2,793	5,697	2,653	(76)	11,067

Segment income (loss)	$29,375	$24,346	$14,850	$(11,480)	57,091

Interest and financing expenses					(10,135)
Other (expenses), net including minority interest					(950)

Income before income taxes					$46,006

Second Quarter Ended June 30, 2004	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$180,066	$24,400	$122,293	—	$326,759

Operating profit (b, d)	$22,550	$2,550	$10,920	$(7,879)	$28,141
Equity in net income of unconsolidated investments	43	64	534	40	681

Segment income (loss)	$22,593	$2,614	$11,454	$(7,839)	28,822

Interest and financing expenses					(1,359)
Other income, net including minority interest (f)					2,021

Income before income taxes					$29,484

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation

Consolidated Summary of Segment Results (a)

(In Thousands of Dollars) (Unaudited)

Six Months Ended June 30, 2005	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$402,537	$320,128	$290,054	—	$1,012,719

Operating profit (b, c)	$48,600	$39,238	$22,541	$(25,039)	$85,340
Equity in net income (losses) of unconsolidated investments	4,573	10,167	3,859	(140)	18,459

Segment income (loss)	$53,173	$49,405	$26,400	$(25,179)	103,799

Interest and financing expenses (e)					(20,388)
Other (expenses), net including minority interest					(1,946)

Income before income taxes					$81,465

Six Months Ended June 30, 2004	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$352,728	$47,277	$248,763	—	$648,768

Operating profit (b, d)	$41,409	$5,189	$16,056	$(13,169)	$49,485
Equity in net income (losses) of unconsolidated investments	1,545	140	(883)	(134)	668

Segment income (loss)	$42,954	$5,329	$15,173	$(13,303)	50,153

Interest and financing expenses					(2,918)
Other income, net including minority interest (f)					951

Income before income taxes					$48,186

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Selected Cash Flows Data

(In Thousands of Dollars) (Unaudited)

	Six Months Ended June 30
	2005	2004
Cash and cash equivalents at beginning of year	$46,390	$35,173
Cash and cash equivalents at end of period	$98,288	$38,653

Sources of cash and cash equivalents:

Net income	56,377	34,375

Depreciation and amortization	57,692	42,962

Proceeds from issuance of senior notes	324,665	—

Proceeds from issuance of common stock	147,862	—

Proceeds from borrowings	117,372	14,775

Proceeds from liquidation of equity method investment and sale of nonmarketable security	1,058	—

Proceeds from exercise of stock options	2,704	4,786

Uses of cash and cash equivalents:

Capital expenditures	(39,023)	(19,634)

Investments in and advances to joint ventures and nonnmarketable securities	(9,088)	(5,030)

Acquisitions of assets/business (g)	(7,553)	(203)

Repayments of long-term debt	(499,419)	(66,474)

Dividends paid	(11,978)	(11,874)

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands of Dollars) (Unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$98,288	$46,390
Other current assets	761,914	701,020

Total current assets	860,202	747,410

Property, plant and equipment	2,068,336	2,064,585
Less accumulated depreciation and amortization	1,186,029	1,168,601

Net property, plant and equipment	882,307	895,984

Other assets and intangibles	786,053	799,351

	$2,528,562	$2,442,745

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities	$394,839	$373,746
Long-term debt	839,238	899,584
Other noncurrent liabilities	196,440	209,289
Deferred income taxes	205,832	248,751
Shareholders’ equity	892,213	711,375

	$2,528,562	$2,442,745

Notes (In Thousands of Dollars, Except Per Share Amounts):

(a)	Certain reclassifications have been made in the statement of segment results to conform to current presentation. Equity in net income (losses) of unconsolidated investments changes are now included in segment income.
(b)	Cost of goods sold includes foreign exchange transaction (losses) gains of ($652) and ($1,027), and ($25) and $367 for the second-quarter and six-month periods ended June 30, 2005 and 2004, respectively.
(c)	Special items for the second quarter ended June 30, 2005, include a curtailment gain amounting to $5,603 ($3,569 after income taxes, or seven cents per share) that relates to a reduction in the Company’s accumulated postretirement benefit obligation (liability) at the June 29, 2005 remeasurement date associated with a change in coverage in the Company’s unfunded postretirement health care benefits plan for active employees’ future retiree medical premium payments effective December 31, 2005. Second-quarter 2005 also includes a provisional charge of $735 ($468 after income taxes, or one cent per share) for future potential settlement of legal claims.
(d)	Special items for the second-quarter and six-months ended June 30, 2004, included a second-quarter 2004 charge totaling $550 ($350 after income taxes, or one cent per share) related to the cleanup of the Pasadena plant zeolite facility and a first-quarter 2004 charge totaling $4,507 ($2,871 after income taxes, or seven cents per share) for associated layoffs and a related curtailment charge.

(e)	Interest and financing expenses include a January 2005 write-off of deferred financing expenses totaling $1,386 ($883 after income taxes, or two cents per share) that were associated with the 364-day bridge loan that was retired with the net proceeds from the Company’s January 2005 public offerings of shares of common stock and senior notes.
(f)	Other income (expenses), net including minority interest for the second-quarter and six-months ended June 30, 2004, included a $2,864 realized foreign exchange hedging gain ($1,824 after income taxes, or four cents per share) associated with contracts entered into by the Company to hedge the euro-denominated purchase price for the Company’s July 2004 acquisition of Akzo Nobel N.V’s (“Akzo Nobel”) refinery catalysts business.
(g)	On July 31, 2004, the Company completed the acquisition of the Akzo Nobel refinery catalysts business for approximately $763 million, including expenses, at applicable exchange rates. During 2004 and 2005, the Company adjusted the purchase price by approximately $23 million and $8 million, respectively, due primarily to payments to Akzo Nobel as part of the post-closing working capital adjustments.

Additional Information

It should be noted that net income excluding special items is a financial measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. It is presented here to exclude the impact of certain non-recurring items on our results. We believe this measure is more reflective of our operations, provides transparency to investors and enables period-to-period comparability of financial performance. Set forth below is a reconciliation of net income excluding special items, the most directly comparable financial measure calculated and reported in accordance with GAAP in the second quarter and six months ended June 30, 2005 and 2004.

A description of other non-GAAP financial measures, and reconciliation of these to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investor Information section of our website at www.albemarle.com, under “Disclosure of Non-GAAP Financial Measures”.

ALBEMARLE CORPORATION AND SUBSIDIARIES

(In Thousands, Except Per-Share Amounts)

(Unaudited)

	Second Quarter Ended June 30, 2005				Second Quarter Ended June 30, 2004
	As Reported	Special Items		Excluding Special Items	As Reported	Special Items		Excluding Special Items
Net sales	$502,754	$—		$502,754	$326,759	$—		$326,759
Cost of goods sold	(397,587)	—		(397,587)	(260,331)	—		(260,331)
Selling, general and administrative expenses (including SFAS No. 2 R&D)	(64,011)	—		(64,011)	(37,737)	—		(37,737)
Special items	4,868	(4,868	)(a)	—	(550)	550	(b)	—

Operating profit	46,024	(4,868)		41,156	28,141	550		28,691
Interest and financing expenses	(10,135)	—		(10,135)	(1,359)	—		(1,359)
Equity in net income of unconsolidated investments	11,067	—		11,067	681	—		681
Other (expenses) income, net including minority interest	(950)	—		(950)	2,021	(2,864	)(b)	(843)

Income before income taxes	46,006	(4,868)		41,138	29,484	(2,314)		27,170
Income tax expense	(13,948)	1,767	(a)	(12,181)	(8,716)	840	(b)	(7,876)

Net income	$32,058	$(3,101)		$28,957	$20,768	$(1,474)		$19,294

Diluted earnings per share	$0.67	$(0.07)		$0.60	$0.49	$(0.03)		$0.46

ALBEMARLE CORPORATION AND SUBSIDIARIES

(In Thousands, Except Per-Share Amounts)

(Unaudited)

	Six Months Ended June 30, 2005				Six Months Ended June 30, 2004
	As Reported	Special Items		Excluding Special Items	As Reported	Special Items		Excluding Special Items
Net sales	$1,012,719	$—		$1,012,719	$648,768	$—		$648,768
Cost of goods sold	(800,230)	—		(800,230)	(521,556)	—		(521,556)
Selling, general and administrative expenses (including SFAS No. 2 R&D)	(132,017)	—		(132,017)	(72,670)	—		(72,670)
Special items	4,868	(4,868	)(a)	—	(5,057)	5,057	(b)	—

Operating profit	85,340	(4,868)		80,472	49,485	5,057		54,542
Interest and financing expenses	(20,388)	1,386	(c)	(19,002)	(2,918)	—		(2,918)
Equity in net income of unconsolidated investments	18,459	—		18,459	668	—		668
Other (expenses) income, net including minority interest	(1,946)	—		(1,946)	951	(2,864	)(b)	(1,913)

Income before income taxes	81,465	(3,482)		77,983	48,186	2,193		50,379
Income tax expense	(25,088)	1,264	(a, c)	(23,824)	(13,811)	(796	)(b)	(14,607)

Net income	$56,377	$(2,218)		$54,159	$34,375	$1,397		$35,772

Diluted earnings per share	$1.19	$(0.05)		$1.14	$0.81	$0.04		$0.85

(a)	Special items for the second quarter ended June 30, 2005, include a curtailment gain amounting to $5,603 ($3,569 after income taxes, or seven cents per share) that relates to a reduction in the Company’s accumulated postretirement benefit obligation (liability) at the June 29, 2005 remeasurement date associated with a change in coverage in the Company’s unfunded postretirement health care benefits plan for active employees’ future retiree medical premium payments effective December 31, 2005. Second-quarter 2005 also includes a provisional charge of $735 ($468 after income taxes, or one cent per share) for future potential settlement of legal claims.
(b)	Special items for the second-quarter and six-months ended June 30, 2004, included a second-quarter 2004 additional charge totaling $550 ($350 after income taxes, or one cent per share) related to the cleanup of the Pasadena plant zeolite facility and a first-quarter 2004 charge totaling $4,507 ($2,871 after income taxes, or seven cents per share) for associated layoffs and a related curtailment charge. Other (expenses), net including minority interest for the second-quarter and six-months ended June 30, 2004, included a $2,864 realized foreign exchange hedging gain ($1,824 after income taxes, or four cents per share) associated with the Company’s acquisition of Akzo Nobel N.V’s (“Akzo Nobel”) refinery catalysts business.
(c)	Interest and financing expenses include a January 2005 write-off of deferred financing expenses totaling $1,386 ($883 net of income taxes, or two cents per share) that were associated with a 364-day bridge loan that was retired with the net proceeds of the Company’s January 2005 public offerings of shares of common stock and senior notes.